UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2007
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29472 (Commission File Number)	23-1722724 (IRS Employer Identification No.)
1900 South Price Road
Chandler, Arizona 85248
(Address of Principal
Executive Offices)
(480) 821-5000
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.
     On April 5, 2007, Amkor Technology Korea, Inc., a Korean corporation (the “Borrower”) and a wholly-owned subsidiary of Amkor Technology, Inc. (the “Company”), borrowed $300 million (the “Korean Loan Proceeds”) on a credit facility that Borrower entered into with Woori Bank (“Woori”), a Korean banking entity, pursuant to that certain Credit Facility Agreement, dated as of March 30, 2007, which was disclosed to the Securities and Exchange Commission (the “SEC”) on the Company’s Form 8-K previously filed with the SEC on April 2, 2007.
     The Korean Loan Proceeds were paid into an escrow account established by the Borrower and then directed to Citicorp North America, Inc. (“Citicorp”) in its capacity as administrative agent under that certain Second Lien Credit Agreement, dated as of October 27, 2004 (as amended, the “Second Lien Credit Agreement”), between the Company, Citicorp and the lenders signatories thereto, in connection with the discharge of Company’s obligations under the Second Lien Credit Agreement. In addition to the Korean Loan Proceeds, the Company paid Citicorp an additional sum of $12.1 million (the “Additional Amount”) attributable to prepayment and other expenses and accrued and unpaid interest under the Second Lien Credit Agreement. The sum of the Korean Loan Proceeds and the Additional Amount were sufficient to fully discharge all of the Company’s obligations under the terms of the Second Lien Agreement and all collateral securing such obligations will be released.
     The press release announcing the draw down of the Korean Loan Proceeds and the repayment of the Second Lien Credit Agreement is included herein as an exhibit. The Second Lien Credit Agreement was previously filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2004, and the First Lien Loan and Security Agreement was previously filed with the SEC on December 2, 2005.
Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Text of Press Release Dated April 9, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
Date: April 9, 2007	By:	/s/ KENNETH T. JOYCE
		Name:	Kenneth T. Joyce
		Title:	Executive Vice President and Chief Financial Officer